Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares, nominal value US$0.01 per share of Auna S.A., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement.

Dated: January 20, 2026

Grupo Angeles Servicios de Salud, S.A. de C.V.

/s/ Jose Luis Alberdi Gonzalez

Name: Jose Luis Alberdi Gonzalez

Title: Legal Vice President

Grupo Vazol, S.A. de C.V. (Priorly known as Grupo Empresarial Angeles, S.A. de C.V.)

/s/ Jose Luis Alberdi Gonzalez

Name: Jose Luis Alberdi Gonzalez

Title: Legal Vice President

Corpvaza S.A. de C.V.

/s/ Jose Luis Alberdi Gonzalez

Name: Jose Luis Alberdi Gonzalez

Title: Legal Vice President

Mr. Olegario Vazquez Aldir

/s/ Jose Luis Alberdi Gonzalez

Name: Jose Luis Alberdi Gonzalez

Title: Authorized Signatory